SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [  ]
Filed by a party other than the registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material pursuant to Rule 14a-12

                              Cohoes Bancorp, Inc.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Ambanc Holding Co., Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check  box  if  any  part  of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (3) Filing Party:

         (4) Date Filed:

                          Ambanc Commences Tender Offer
                for Cohoes Bancorp for $16.50 Per Share, All Cash

AMSTERDAM, N.Y.-August 9, 2000--Ambanc Holding Co., Inc. (NASDAQ: AHCI) ("Ambanc") announced today the commencement of its tender offer for Cohoes Bancorp, Inc. ("Cohoes") in which it will seek to acquire all outstanding shares of Cohoes directly from the stockholders at a price of $16.50 per share in cash.

In addition, Ambanc continued to urge the Cohoes stockholders to vote against the proposed sale to Hudson River which is scheduled to be voted on at a special meeting of shareholders on August 17, 2000. Ambanc previously announced its intention to solicit proxies against the proposed sale of Cohoes to Hudson River. Ambanc filed preliminary proxy material with the Securities and Exchange Commission (the "SEC") on July 31, 2000 and intends to mail its proxy materials as soon as possible following completion of SEC review of the materials.

Ambanc's tender offer is subject to certain contingencies, including the satisfaction of a minimum tender condition, the Cohoes stockholders not approving the proposed Hudson River merger, valid termination of the lock-up option granted to Hudson River, customary bank regulatory approvals, and the execution of a definitive merger agreement to provide for the merger of Cohoes with and into Ambanc. The complete details of Ambanc's tender offer are set forth in the tender offer materials filed today with the SEC.

WE URGE INVESTORS TO CAREFULLY READ THE PROXY MATERIALS AND THE TENDER OFFER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the preliminary proxy materials and the tender offer materials at the SEC's web site at www.sec.gov. The tender offer materials, and the definitive proxy materials as soon as those are available, may also be obtained for free from Ambanc by directing a written request to Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010, Attention: Secretary.

Ambanc and its directors and executive officers may be deemed to be "participants" in Ambanc's solicitation of proxies to be voted against the proposed sale to Hudson River. INFORMATION ABOUT THE PARTICIPANTS, INCLUDING THEIR HOLDINGS OF COHOES STOCK, MAY BE OBTAINED THROUGH THE SEC'S WEBSITE IN AMBANC'S OFFER TO PURCHASE FILED WITH THE SEC TODAY UNDER SCHEDULE "TO."

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Ambanc does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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CONTACT: Ambanc Holding Co., Inc.
John M. Lisicki, President & CEO (518) 842-7200
Email:  jlisicki@mohawkcommunitybank.com

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